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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 on Form F-1 (Registration No. 144687) of our report dated April 25, 2007, except for Note 14 (f) as to which the date is May 7, 2007, Note 14 (g) as to which the date is May 10, 2007, Note 15 (c) and Note 12 (b) as to which the date is May 15, 2007, Note 10 (a) as to which the date is May 17, 2007, Note 12 (c) as to which the date is June 6, 2007, Note 10 (b) as to which the date is June 26, 2007, Note 20 (a) as to which the date is July 16, 2007, Note 20 (c) as to which the date is July 19, 2007, Note 20 (b) as to which the date is July 20, 2007, and Note 20 (d) as to which the date is July 25, 2007 relating to the consolidated financial statements of Paragon Shipping Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
August 6, 2007

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  Exhibit 23.2